MannKind Reports Third Quarter 2026 Financial Results and Provides Business Update

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Q3 2026 total revenues of $101.9 million, +24% vs. Q3 2025
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Q3 2026 commercial product revenue of $45.0 million, +102% vs. Q3 2025
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Furoscix ReadyFlow™ was approved and shipments commenced mid-September
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Rapid adoption of Furoscix ReadyFlow, making up approximately 75% of the current weekly Furoscix shipments
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Afrezza® pediatric launch accounts for an approximately 80% increase in average monthly new-to-brand prescriptions in Q3 vs. Q2 2026
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Pipeline Advancements
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Reported positive Phase 1b INFLO-1 results, demonstrating tolerability of nintedanib DPI and clinical validation of Technosphere DPI technology in IPF; global Phase 2 trial underway
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Conference call and webcast today at 4:30 p.m. ET

DANBURY, Conn. and WESTLAKE VILLAGE, Calif., November 5, 2026 (GLOBE NEWSWIRE) -- MannKind Corporation (Nasdaq: MNKD)

a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions for cardiometabolic and orphan lung diseases, today reported financial results for the third quarter of 2026, and provided a business update.

“The third quarter marked an important transition for MannKind as we shifted from delivering on three major catalysts to executing against them,” said Michael Castagna, Chief Executive Officer of MannKind. “We are focused on scaling two commercial launches while supporting three programs in IPF. Furoscix ReadyFlow is off to an exceptionally strong start, and we believe Furoscix will generate more revenue in the fourth quarter than it did in the first half of 2026. ReadyFlow significantly expands the opportunity ahead and reinforces our conviction that Furoscix can be transformational for MannKind and the patients we serve.”

Business Update

Commercial Products

Furoscix

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Furoscix® generated $22.4 million in net revenue for the third quarter of 2026, with Furoscix ReadyFlow shipments commencing in mid-September
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Approximately 75% of Furoscix shipments transitioned to ReadyFlow by late October, demonstrating rapid adoption following launch
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Achieved record monthly prescribers and prescriptions in September, reflecting continued growth in Furoscix utilization

Afrezza

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Afrezza® generated $19.3 million in net sales for the third quarter of 2026
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Total prescriptions increased approximately 17% compared with Q2 2026, driven by strong early uptake following the pediatric launch
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All 60 priority pediatric institutions have prescribed Afrezza, with approximately 2,000 pediatric patients treated since launch

Development

Nintedanib DPI (MNKD-201)

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Positive Phase 1b INFLO-1 results demonstrated tolerability of nintedanib DPI, validating the Technosphere® DPI platform in IPF
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Advancing MNKD-201 into global Phase 2 trial

Ralinepag DPI (MNKD-1501)

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Formulation work completed; United Therapeutics plans to pursue clinical development
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Anticipate earning $15 million in milestone payments in 2027

Inhaled GLP-1 Program

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Entered into a licensing and collaboration agreement with Rose Pharma to develop an inhaled rapid-acting, short-duration GLP-1 for weight management

Corporate Update

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Cash, cash equivalents and investments as of September 30, 2026, totaled $96.6 million
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Closed $50 million private placement on July 24, 2026; proceeds funded the $45 million CVR payment triggered by the FDA approval of Furoscix ReadyFlow

Third Quarter 2026 Financial Results

Revenues

	Three Months Ended September 30,
	2026	2025	$ Change	% Change
Revenues	(Dollars in thousands)
Afrezza	19,349	18,493	856	5%
Furoscix	22,376	—	22,376	N/A
V-Go	3,277	3,812	(535)	(14%)
Collaborations and services	19,405	26,506	(7,101)	(27%)
Royalties	37,463	33,319	4,144	12%
Total revenues	$101,870	$82,130	$19,740	24%

Total revenues for the third quarter of 2026 increased compared to the same period in the prior year primarily due to the addition of Furoscix to our product portfolio following the October 2025 acquisition of scPharma, as well as an increase in revenue from royalties. The increase in royalties was due to UT’s increase in net revenue from sales of Tyvaso DPI. The increase in total revenue was partially offset by a decrease in revenue from collaborations and services which was primarily attributable to decreased product sold to UT. UT provides notice of their subsequent year purchase quantity on or prior to October 15th of each year and quarterly revenue fluctuations reflect delivery timing rather than changes in annual order volume.

Operating Expenses and Other Financial Highlights


Cost of goods sold – commercial, excluding amortization of acquired intangible assets, was $11.2 million for the three months ended September 30, 2026, compared to $4.5 million for the same period in 2025.

The increase is primarily attributable to the inclusion of Furoscix into our product portfolio following the acquisition of scPharma in October 2025. The Furoscix on-body infusor has a lower gross margin percentage than Afrezza which resulted in a decrease in gross margin in the current period.


Research and development expenses were $14.4 million for the three months ended September 30, 2026, compared to $14.1 million for the same period in 2025, an increase of 2%.
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The increase was primarily attributable to the development of Furoscix ReadyFlow, higher personnel costs following the acquisition of scPharma, and increased clinical development costs for MNKD-201. These increases were partially offset by lower clinical development expenses resulting from the discontinuation of the ICoN-1 clinical study for MNKD-101 and the completion of the Afrezza pediatric study.


Selling, general and administrative expenses were $61.4 million for the three months ended September 30, 2026, compared to $29.1 million for the same period in 2025, an increase of 111%.

The increase was primarily attributable to costs associated with the promotion and support of Furoscix, which was acquired from scPharma in October 2025, expansion of our field-based teams, and launch activities related to Furoscix ReadyFlow and the pediatric indication for Afrezza.

Nine Months Ended September 30, 2026

Revenues

	Nine Months Ended September 30,
	2026	2025	$ Change	% Change
Revenues	(Dollars in thousands)
Afrezza	51,643	51,709	(66)	(0%)
Furoscix	60,061	—	60,061	N/A
V-Go	9,188	12,023	(2,835)	(24%)
Collaborations and services	77,941	78,727	(786)	(1%)
Royalties	102,583	$94,552	$8,031	8%
Total revenues	$301,416	$237,011	$64,405	27%

Total revenues for the nine months ended September 30, 2026 increased compared to the same period in the prior year due to the addition of Furoscix to our product portfolio following the October 2025 acquisition of scPharma, as well as an increase in royalties. The increase in royalties was due to UT’s increase in net revenue from sales of Tyvaso DPI.

Operating Expenses and Other Financial Highlights


Cost of goods sold – commercial, excluding amortization of acquired intangible assets, was $33.1 million for the nine months ended

September 30, 2026, compared to $12.9 million for the same period in 2025.

The increase is primarily attributable to the inclusion of Furoscix into our product portfolio following the acquisition of scPharma in October 2025. The Furoscix on-body infusor has a lower gross margin percentage than Afrezza which resulted in a decrease in gross margin in the current period.


Research and development expenses were $49.6 million for the nine months ended September 30, 2026, compared to $38.8 million for the same period in 2025, an increase of 28%.

The increase was primarily attributable to the development of Furoscix ReadyFlow, higher personnel costs following the acquisition of scPharma, and increased clinical development costs for MNKD-201. These increases were partially offset by lower clinical development expenses resulting from the discontinuation of the ICoN-1 clinical study for MNKD-101 and the completion of the Afrezza pediatric study.


Selling, general and administrative expenses were $173.8 million for the nine months ended September 30, 2026, compared to $85.7 million for the same period in 2025, an increase of 103%.

The increase was primarily attributable to costs associated with the promotion and support of Furoscix, expansion of our field-based teams, and launch activities related to Furoscix ReadyFlow and the pediatric indication for Afrezza.

Conference Call and Webcast

MannKind will host a conference call and webcast to discuss these results today at 4:30 p.m. Eastern Time. The webcast can be accessed live via the Events & Presentations section of MannKind’s Investor Relations website. A replay will remain available in the same location for approximately 90 days following the conference call.

About MannKind

MannKind Corporation (Nasdaq: MNKD) is a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions. Focused on cardiometabolic and orphan lung diseases, we develop and commercialize treatments that address serious unmet medical needs, including diabetes, pulmonary hypertension, and fluid overload in heart failure and chronic kidney disease.

With deep expertise in drug-device combinations, MannKind aims to deliver therapies designed to fit seamlessly into daily life.

Learn more at mannkindcorp.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, statements regarding the anticipated growth potential for Furoscix, including as a major commercial brand; the development plans for ralinepag DPI and the expected timing for milestone payments related thereto; the potential benefits of and opportunities for MannKind’s products and product candidates; and expectations regarding MannKind’s ongoing and planned clinical trials and nonclinical studies, including the ongoing Phase 2 INFLO-2 trial. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “goal,” “potential,” “prepare,” “opportunity” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks associated with safety and other complications of our products and product candidates; risks associated with the regulatory review process; risks associated with competition; manufacturing risks; market adoption risks; and other risks detailed in MannKind’s filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, being filed with the SEC later today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Tyvaso DPI is a trademark of United Therapeutics Corporation.

AFREZZA, FUROSCIX, MANNKIND, and V-GO are registered trademarks, and Furoscix ReadyFlow is a trademark of MannKind Corporation.

MannKind Contacts:

Investor Relations

Kate Miranda

Email: ir@mnkd.com

Media Relations

Christie Iacangelo

Email: media@mnkd.com

MANNKIND CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands except per share data)
Revenues:
Commercial product sales	$45,002	$22,305	$120,892	$63,732
Collaborations and services	19,405	26,506	77,941	78,727
Royalties	37,463	33,319	102,583	94,552
Total revenues	101,870	82,130	301,416	237,011
Expenses:
Cost of goods sold – commercial, excluding amortization of acquired intangible assets	11,213	4,498	33,130	12,873
Cost of revenue – collaborations and services	12,299	15,705	37,393	45,414
Research and development	14,360	14,063	49,592	38,760
Selling, general and administrative	61,412	29,088	173,801	85,724
Amortization of acquired intangible assets	5,160	—	13,895	—
(Gain) loss on foreign currency transaction	(391)	(120)	(2,195)	7,752
Total expenses	104,053	63,234	305,616	190,523
(Loss) income from operations	(2,183)	18,896	(4,200)	46,488
Other income (expense):
Interest income	1,090	2,628	3,541	6,416
Interest expense	(7,642)	(1,364)	(27,015)	(6,294)
Interest expense on liability for sale of future royalties	(501)	(3,514)	(3,573)	(10,564)
Interest expense on financing liability	(2,434)	(2,456)	(7,241)	(7,299)
Impairment of available-for-sale investment	—	(6,409)	—	(6,409)
Loss on settlement of debt	—	—	(917)	—
Other expense, net	(11,503)	—	(19,271)	—
Total other expense, net	(20,990)	(11,115)	(54,476)	(24,150)
(Loss) income before income tax expense (benefit)	(23,173)	7,781	(58,676)	22,338
Income tax expense (benefit)	51	(204)	198	527
Net (loss) income	$(23,224)	$7,985	$(58,874)	$21,811
Net (loss) income per share – basic	$(0.07)	$0.03	$(0.19)	$0.07
Weighted average shares used to compute net (loss) income per share – basic	320,182	306,806	312,722	305,093
Net (loss) income per share – diluted	$(0.07)	$0.03	$(0.19)	$0.07
Weighted average shares used to compute net (loss) income per share – diluted	320,182	311,638	312,722	313,339

MANNKIND CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	(In thousands except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$41,276	$74,882
Short-term investments	55,333	96,464
Accounts receivable, net	41,034	38,367
Inventory	48,469	35,313
Prepaid expenses and other current assets	54,364	46,553
Total current assets	240,476	291,579
Restricted cash	749	745
Property and equipment, net	86,371	82,423
Goodwill	67,595	67,595
Developed technology - Furoscix	305,877	190,027
IPR&D - ReadyFlow Formulation	—	129,600
Other intangible assets	4,927	5,072
Other assets	16,621	20,129
Long-term investments	—	5,012
Total assets	$722,616	$792,182

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$14,383	$9,034
Accrued expenses and other current liabilities	59,593	64,628
Liability for sale of future royalties – current	14,573	14,298
Financing liability – current	10,565	10,328
Deferred revenue – current	9,410	15,331
Contingent consideration – current	—	21,132
Senior convertible notes – current	—	36,280
Total current liabilities	108,524	171,031
Liability for sale of future royalties – long term	130,026	136,985
Financing liability – long term	92,231	93,092
Deferred revenue – long term	34,809	39,977
Recognized loss on purchase commitments – long term	63,720	65,952
Operating lease liability	9,177	10,689
Milestone liabilities	1,580	2,003
Term loan	319,447	318,361
Other long term liabilities	368	—
Contingent consideration – long term	—	5,114
Total liabilities	759,882	843,204
Commitments and contingencies
Stockholders' deficit:
Undesignated preferred stock, $0.01 par value – 10,000,000 shares authorized; no shares issued or outstanding as of September 30, 2026 or December 31, 2025	—	—
Common stock, $0.01 par value – 800,000,000 shares authorized; 321,633,894 and 307,832,587 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	3,216	3,078
Additional paid-in capital	3,214,437	3,141,741
Accumulated other comprehensive (loss) income	(88)	115
Accumulated deficit	(3,254,831)	(3,195,956)
Total stockholders' deficit	(37,266)	(51,022)
Total liabilities and stockholders' deficit	$722,616	$792,182

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented under GAAP, we are presenting non-GAAP net (loss) income and non-GAAP net (loss) income per share – basic, which are non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating our financial performance. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that we may exclude for purposes of our non-GAAP financial measures; and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at our non-GAAP financial measures. Because of the non-standardized definitions of non- GAAP financial measures, the non-GAAP financial measures as used by us in this report have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

The following table reconciles our financial measures for net (loss) income and net (loss) income per share ("EPS") for basic weighted average shares as reported in our condensed consolidated statement of operations to a non-GAAP presentation:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Net Loss	Basic EPS	Net Income	Basic EPS	Net Loss	Basic EPS	Net Income	Basic EPS

GAAP reported net (loss) income	$(23,224)	$(0.07)	$7,985	0.03	$(58,874)	$(0.19)	$21,811	$0.07
Non-GAAP adjustments:
Stock compensation	6,444	0.02	4,318	0.01	23,125	0.07	17,223	0.06
Interest expense on liability for sale of future royalties	501	0.00	3,514	0.01	3,573	0.01	10,564	0.03
Sold portion of royalty revenue (1)	(3,746)	(0.01)	(3,332)	(0.01)	(10,258)	(0.03)	(9,455)	(0.03)
(Gain) loss on foreign currency transaction	(391)	0.00	(120)	0.00	(2,195)	(0.01)	7,752	0.03
Amortization of intangible assets acquired	5,160	0.01	—	—	13,895	0.05	—	—
Expense related to contingent consideration	11,641	0.04	—	—	19,409	0.07	—	—
Loss on settlement of debt	—	—	—	—	917	0.00	—	—
Acquisition related expenses(2)	—	—	3,673	0.01	—	—	3,673	0.01
Impairment loss on available-for-sale investment	—	—	6,409	0.02	—	—	6,409	0.02
Non-GAAP adjusted net (loss) income	$(3,615)	$(0.01)	$22,447	$0.07	$(10,408)	$(0.03)	$57,977	$0.19
Weighted average shares used to compute net (loss) income per share – basic	320,182		306,806		312,722		305,093

(1)
Represents the non-cash portion of the 1% royalty on net sales of Tyvaso DPI earned during the three and nine months ended September 30, 2026 and 2025 which is remitted to the royalty purchaser and recognized as royalties from collaborations in our condensed consolidated statements of operations.